UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2005, Avanex Corporation (the “Company”) announced the appointment of Tony Riley as Acting Chief Financial Officer of the Company.

Mr. Riley, age 38, joined the Company as a consultant in May 2005 and has served as corporate controller since August 2005. From September 2002 to September 2005, Mr. Riley was a consultant with The CFO Network LLC, a financial consulting firm that specializes in interim and full-time CFO and controllership consulting, Sarbanes-Oxley project management and strategic consulting. From March 2001 to September 2002, Mr. Riley held positions in the finance department of ACLARA Biosciences, a bioscience company, including Director, Finance and Accounting (Acting) and Chief Financial Officer (Acting). From April 2000 to March 2001, Mr. Riley was Corporate Controller at Kosan Biosciences, a biotechnology company. From October 1997 to February 2000, Mr. Riley held various positions in the finance department of Troy Corporation, a manufacturing company. Mr. Riley has also held internal audit positions with Imperial Credit Industries and Western Financial Savings Bank and was an auditor with Grant Thornton LLP. Mr. Riley holds an MBA from the University of Chicago and BSc from the University of Bristol, England, and is a Certified Public Accountant.

Since May 2005, the Company has used the services of consultants from The CFO Network LLC. Mr. Riley is a co-founding partner of The CFO Network LLC. The amount billed to the Company from The CFO Network LLC since May 2005 is approximately $360,000.

In connection with Mr. Riley’s appointment as Acting Chief Financial Officer of the Company, Mr. Riley will be paid an annual base salary of $260,000. In addition, Mr. Riley will receive an option to purchase 350,000 shares of the Company’s Common Stock at the current fair market value. One fourth of the shares subject to the option shall vest one year after the commencement of Mr. Riley’s employment with the Company, and 1/48th of the shares subject to the option shall vest monthly thereafter, so that the option shall be fully vested four years from the date of commencement of employment. The vesting of the shares subject to the option may be accelerated in specified circumstances. In addition, Mr. Riley will be eligible to participate in the Company’s Fiscal 2006 Incentive Bonus Plan. In the event that Mr. Riley’s employment is terminated without cause within six months of the date of commencement of employment, he shall be entitled to receive restricted stock units worth $10,000 for each month of employment completed. In the event that Mr. Riley’s employment is terminated without cause following six months of the date of commencement of employment, he shall be entitled to receive severance according to the Company’s standard severance policy for vice presidents of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ JO S. MAJOR, JR.
Jo S. Major, Jr. President, Chief Executive Officer and Chairman of the Board of Directors

Date: September 20, 2005

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